Exhibit 99.1

IMMEDIATE

Dana Incorporated Provides Statement on Current Market Conditions

MAUMEE, Ohio, Mar. 23, 2020 – Dana Incorporated (NYSE: DAN) today announced that it is taking the necessary actions to adapt to rapidly changing demand levels as certain of its key customers reduce their production levels in response to the ongoing COVID-19 control efforts. The company’s actions include additional employee safety measures, adjusting production schedules, idling certain manufacturing facilities, and managing controllable costs.

Due to this unprecedented disruption in mobility markets and associated economic uncertainty, the company believes it is prudent to withdraw its most recent full-year financial guidance which did not factor in the effects of the COVID-19 pandemic. Results for the first quarter will be impacted primarily by the changes in customer production schedules in the second half of March.

“We believe Dana has ample liquidity to manage significantly lower production volumes,” said Jonathan Collins, executive vice president and chief financial officer. “We are flexing our cost structure to match the lower level of demand and combined with our strong balance sheet, positions us to navigate the current environment.”

The company had $527 million in cash and marketable securities at the end of 2019 and $979 million available on its committed revolving credit facility for total liquidity of more than $1.5 billion. The company notes that it has no meaningful debt maturities before 2024.

The company will provide an update on market conditions on its first-quarter earnings call.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a world leader in providing power-conveyance and energy-management solutions that are engineered to improve the efficiency, performance, and sustainability of light vehicles, commercial vehicles, and off-highway equipment. Enabling the propulsion of conventional, hybrid, and electric-powered vehicles, Dana equips its customers with critical drive and motion systems; electrodynamic technologies; and thermal, sealing, and digital solutions.

Founded in 1904, Dana employs more than 36,000 people who are committed to delivering long-term value to their customers, which include nearly every vehicle manufacturer in the world. Based in Maumee, Ohio, USA, and with locations in 34 countries across six continents, the company reported sales of $8.6 billion in 2019. Having established a high-performance culture that focuses on its people, the company has earned recognition around the world as a top employer. Learn more at dana.com.

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Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

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